SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2002 (June 29, 2002)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)

2525 Dupont Drive Irvine, California (Address of principal executive offices)		92612 (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition Or Disposition Of Assets
Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
SIGNATURES

     This Amendment No. 1 to Current Report on Form 8-K/A amends the Current Report on Form 8-K dated July 1, 2002 filed by Allergan, Inc. (“Allergan” or the “Company”) to include additional required information as well as required pro forma financial information of the Company.

Item 2. Acquisition Or Disposition Of Assets

     On June 29, 2002, the Company completed the spin-off of its optical medical device business to holders of the Company’s common stock, par value $0.01 per share, by means of the distribution (the “Distribution”) to such holders of all outstanding shares of common stock, par value $0.01 per share, of Advanced Medical Optics, Inc., then a wholly-owned Delaware subsidiary of the Company (“AMO”), including the preferred stock purchase rights associated with such common stock (collectively, “AMO Common Stock”). In connection with the spin-off, AMO began operations as an independent, separately traded, publicly-held company and is no longer owned by the Company.

     The Distribution was made without the payment of any consideration or the exchange of any shares by the Company’s stockholders. In the Distribution, the Company’s stockholders received one share of AMO Common Stock for every 4.5 shares of common stock of the Company owned on the record date, June 14, 2002. Ownership of AMO Common Stock was registered in book-entry form. Fractional shares of AMO Common Stock were not issued to the Company’s stockholders as part of the Distribution or credited to book-entry accounts. Fractional shares of AMO Common Stock to which the Company’s stockholders would otherwise be entitled were aggregated and sold in the public market by the distribution agent. The aggregate cash net proceeds of the sales was distributed ratably to those stockholders who would otherwise have received the fractional shares of AMO Common Stock.

     In connection with the Distribution, AMO Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. “When-issued” trading in AMO Common Stock commenced on The New York Stock Exchange (“NYSE”) on June 12, 2002 under the trading symbol “AVO WI.” AMO Common Stock began trading “regular way” on the NYSE on July 1, 2002 under the trading symbol “AVO.”

     In connection with the Distribution, the Company and AMO entered into a Contribution and Distribution Agreement, a Tax Sharing Agreement, a Transitional Services Agreement, an Employee Matters Agreement and a Manufacturing Agreement, all of which are described in AMO’s Registration Statement on Form 10, as amended (File No. 001-31257) (the “AMO Form 10”). Forms of each agreement, other than the Manufacturing Agreement, have been filed as exhibits to the AMO Form 10. A form of the Manufacturing Agreement has been filed as an exhibit to the Current Report on Form 8-K filed by AMO with the Securities and Exchange Commission on June 25, 2002. The Company is not aware of any material relationship between AMO and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer that existed at the date of the Distribution, except as disclosed in the AMO Form 10.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

(a)	Financial Statement of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Balance Sheet as of June 28, 2002

Unaudited Pro Forma Consolidated Statement of Earnings for the Six Months ended June 28, 2002

Unaudited Pro Forma Consolidated Statement of Earnings for the Year ended December 31, 2001

(c)	Exhibits

Exhibit 2.1	Form of Contribution and Distribution Agreement by and among Allergan, Inc. and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 2 to Advanced Medical Optics, Inc.’s Registration Statement on Form 10 (File No. 001-31257))

Exhibit 10.1	Form of Tax Sharing Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.1 to Advanced Medical Optics, Inc.’s Registration Statement on Form 10 (File No. 001-31257))

Exhibit 10.2	Form of Employee Matters Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.3 to Advanced Medical Optics, Inc.’s Registration Statement on Form 10 (File No. 001-31257))

Exhibit 10.3	Form of Transitional Services Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.4 to Advanced Medical Optics, Inc.’s Registration Statement on Form 10 (File No. 001-31257))

Exhibit 10.4	Form of Manufacturing Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (incorporated by reference to Exhibit 10.7 to Advanced Medical Optics, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2002)

Exhibit 99.1	Press Release dated July 1, 2002 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2002)

ALLERGAN, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated financial statements reported below consist of an unaudited pro forma consolidated balance sheet as of June 28, 2002 and unaudited pro forma consolidated statements of earnings for the six months ended June 28, 2002 and for the year ended December 31, 2001. The unaudited pro forma consolidated financial statements should be read in conjunction with Allergan’s historical consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended June 28, 2002. The following unaudited pro forma consolidated financial statements have been prepared giving effect to the spin-off of the optical medical device business by means of the distribution to the Company’s stockholders of all of the outstanding shares of common stock of Advanced Medical Optics, Inc., as if it had occurred as of June 28, 2002 for the unaudited pro forma consolidated balance sheet and as of January 1 of each year for the unaudited pro forma consolidated statements of earnings.

     The unaudited pro forma consolidated financial statements included in this Form 8-K have been derived from Allergan’s consolidated financial statements and do not purport to represent what Allergan’s financial condition and results of operations actually would have been had the spin-off and related transactions and events occurred on the dates indicated or to project Allergan’s financial performance for any future period.

ALLERGAN, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 28, 2002
(in millions, except share data)

	Historical	Adjustments(a)	Pro Forma

ASSETS
Current assets:
Cash and equivalents	$854.8	$(33.0)	$821.8
Trade receivables, net	333.3	(100.4)	232.9
Inventories	124.4	(61.5)	62.9
Other current assets	131.5	(15.4)	116.1

Total current assets	1,444.0	(210.3)	1,233.7
Investments and other assets	287.4	(59.7)	227.7
Property, plant and equipment, net	355.9	(35.7)	320.2
Goodwill	111.0	(102.9)	8.1
Intangibles, net	17.9	(1.3)	16.6

Total assets	$2,216.2	$(409.9)	$1,806.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$53.7	$(0.5)	$53.2
Accounts payable	121.1	(15.2)	105.9
Accrued expenses	214.5	(32.8)	181.7
Income taxes	91.9	(5.5)	86.4

Total current liabilities	481.2	(54.0)	427.2
Long-term debt	395.0	(296.7)	98.3
Long-term convertible subordinated notes, net of discount	417.0	—	417.0
Other liabilities	78.0	(7.9)	70.1
Commitments and contingencies
Minority interest	1.5	—	1.5
Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	—	—	—
Common stock, $.01 par value; authorized 300,000,000 shares; issued 134,255,000 shares	1.3	—	1.3
Additional paid-in capital	334.2	—	334.2
Accumulated other comprehensive loss	(75.1)	(1.0)	(76.1)
Retained earnings	930.3	(50.3)	880.0

	1,190.7	(51.3)	1,139.4
Less — treasury stock, at cost (4,982,000 shares)	(347.2)	—	(347.2)

Total stockholders’ equity	843.5	(51.3)	792.2

Total liabilities and stockholders’ equity	$2,216.2	$(409.9)	$1,806.3

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLERGAN, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 28, 2002
(in millions, except per share amounts)

	Historical	Adjustments(a)		Pro Forma

Product Sales
Net sales	$907.9	$(215.8	)(b)	$692.1
Cost of sales	188.9	(65.8	)(b)	123.1

Product gross margin	719.0	(150.0)		569.0

Research services
Research service revenues	18.2	—		18.2
Cost of research services	16.5	—		16.5

Research services margin	1.7	—		1.7

Operating costs and expenses
Selling, general and administrative	446.2	(113.8)		332.4
Research and development	126.2	(14.9)		111.3
Restructure charge and asset write-offs	63.9	—		63.9

Operating income	84.4	(21.3)		63.1

Non-operating income/(expense)
Interest income	7.0	(0.1)		6.9
Interest expense	(10.9)	2.1		(8.8)
Unrealized loss on derivative instruments	(6.2)	1.9		(4.3)
Loss on equity investments, net	(8.0)	—		(8.0)
Other, net	2.8	3.2		6.0

	(15.3)	7.1		(8.2)

Earnings before income taxes and minority interest	69.1	(14.2)		54.9

Provision for income taxes	21.2	(5.9)		15.3
Minority interest	0.3	—		0.3

Net earnings	$47.6	$(8.3	)(c)	$39.3

Net basic earnings per share	$0.37			$0.30

Net diluted earnings per share	$0.36			$0.30

Weighted average number of common shares outstanding:
Basic	129.8			129.8
Diluted (d)	131.4			131.4

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLERGAN, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2001
(in millions, except per share amounts)

	Historical	Adjustments(a)		Pro Forma

Product Sales
Net sales	$1,685.2	$(468.0	)(b)	$1,217.2
Cost of sales	410.2	(143.9	)(b)	266.3

Product gross margin	1,275.0	(324.1)		950.9

Research services
Research service revenues (primarily from a related party through April 16, 2001)	60.3	—		60.3
Cost of research services	56.1	—		56.1

Research services margin	4.2	—		4.2

Operating costs and expenses
Selling, general and administrative	704.0	(223.0)		481.0
Research and development	256.5	(29.0)		227.5
Technology fees from related party	(0.7)	—		(0.7)
Restructuring charge reversal	(1.7)	—		(1.7)

Operating income	321.1	(72.1)		249.0

Non-operating income/(expense)
Interest income	30.6	—		30.6
Interest expense	(21.4)	3.3		(18.1)
Unrealized gain on derivative instruments	5.9	(1.4)		4.5
Loss on equity investments, net	(5.2)	0.7		(4.5)
Other, net	5.4	0.4		5.8

	15.3	3.0		18.3

Earnings before income taxes and minority interest	336.4	(69.1)		267.3

Provision for income taxes	109.1	(18.7)		90.4
Minority interest	0.6	—		0.6

Earnings before cumulative effect of change in accounting principle	226.7	(50.4)		176.3

Cumulative effect of change in accounting principle, net of $0.7 million of tax (historical) and $0.5 million of tax (pro forma)	(1.8)	0.4		(1.4)

Net earnings	$224.9	$(50.0	)(c)	$174.9

Basic:
Before cumulative effect of change in accounting principle	$1.72			$1.34
Cumulative effect of accounting change, net	(0.01)			(0.01)

Net basic earnings per share	$1.71			$1.33

	Historical	Adjustments(a)	Pro Forma

Diluted:
Before cumulative effect of change in accounting principle	$1.69		$1.33
Cumulative effect of accounting change, net	(0.01)		(0.01)

Net diluted earnings per share	$1.68		$1.32

Weighted average number of common shares outstanding:
Basic	131.8		131.8
Diluted (d)	137.8		138.0

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLERGAN, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

(a)	Reflects the distribution of Allergan’s optical medical device business to its stockholders.

(b)	Pro forma adjustments reflect the elimination of net sales and cost of sales of Allergan’s optical medical device business, partially offset by estimated incremental net sales and cost of sales for certain products to be manufactured and supplied to Advanced Medical Optics, Inc. pursuant to a new manufacturing agreement. For the year ended December 31, 2001, estimated incremental net sales and cost of sales pursuant to the manufacturing agreement were $75.0 million and $68.2 million, respectively, and for the six months ended June 28, 2002, $33.6 million and $30.5 million, respectively. The pro forma adjustments for the six months ended June 28, 2002 also include incremental net sales and cost of sales of $2.3 million and $1.4 million, respectively, for certain contact lens care and surgical products to be distributed by Allergan in India pursuant to a new distribution agreement.

(c)	The pro forma adjustments exclude estimated incremental costs associated with the loss of certain synergies and benefits of economies of scale and changes to cost and debt capital structure as a result of the separation of Advanced Medical Optics, Inc. from Allergan. We estimate these incremental pre-tax costs to be approximately $11.6 million for the six months ended June 28, 2002 and $22.4 million for the year ended December 31, 2001. These incremental costs include cost of sales, selling, general and administrative expenses, research and development costs, and interest expense, partially offset by an increase in interest income. The following table summarizes the estimated effect on pro forma net earnings resulting from the incremental costs described above (in millions, except per share amounts):

	For the Six Months	For the Year Ended
	Ended June 28, 2002	December 31, 2001

Pro forma net earnings, as reported	$39.3	$174.9
Effect of $11.6 incremental costs, net of $3.2 taxes	(8.4)
Effect of $22.4 incremental costs, net of $6.5 taxes		(15.9)

Adjusted net earnings	$30.9	$159.0

Pro forma net diluted earnings per share, as reported	$0.30	$1.32
Effect of incremental costs on pro forma net diluted earnings per share	(0.06)	(0.12)

Adjusted net diluted earnings per share	$0.24	$1.20

(d)	The historical calculation of net diluted earnings per share for the year ended December 31, 2001 includes the effect from exercise of dilutive options into 2.2 million common shares and conversion of convertible subordinated notes into 3.8 million common shares and a reduction in interest expense due to the assumed conversion of the convertible subordinated notes of $6.8 million, net of tax. The pro forma weighted average number of common shares outstanding used to compute pro forma net diluted earnings per share for the year ended December 31, 2001 reflects an increase of 0.2 million common shares due to an adjustment in the conversion rate due to the spin-off as required by the convertible subordinated notes indenture. The number of diluted weighted average common shares outstanding for the six months ended June 28, 2002 assumes the exercise of dilutive options but excludes the conversion of convertible subordinated notes as the effect from the notes would be anti-dilutive.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

By:	/s/ Eric K. Brandt

Name:	Eric K. Brandt
Title:	Corporate Vice President and Chief Financial Officer

Date: August 29, 2002